Exhibit 8.1

July 3, 2014

Commerce Union Bancshares, Inc.

701 South Main Street

Springfield, Tennessee 37172

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Commerce Union Bancshares, Inc., a Tennessee corporation (“Commerce Union”), in connection with the proposed merger (the “Merger”) of Reliant Bank, a Tennessee-chartered commercial bank (“Reliant”), with and into Commerce Union Bank, a Tennessee-chartered commercial bank and wholly owned subsidiary of Commerce Union (“Commerce Union Bank”), with Commerce Union Bank as the surviving corporation. The Merger is pursuant to that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), executed as of April 25, 2014, by and among Commerce Union, Commerce Union Bank and Reliant, as described in the Registration Statement on Form S-4 in the form to be filed by Commerce Union with the Securities and Exchange Commission (the “Registration Statement”). Capitalized terms not otherwise defined in this opinion shall have the meanings ascribed to such terms in the Merger Agreement.

You have requested our opinion regarding whether the Merger should qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and the accuracy of the discussion set forth under the heading “Material United States Federal Income Tax Consequences of the Merger” in the Registration Statement. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, in connection with the filing of the Registration Statement with the Securities and Exchange Commission.

In rendering this opinion, we have examined the Registration Statement, the Merger Agreement, and such corporate records, other documents, and matters of law as we have deemed necessary or appropriate and we have relied, with your consent, upon oral and written representations of officers of Commerce Union and certificates of officers of Commerce Union and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In all our examinations, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate, and the legal capacity of all individuals executing any of the foregoing documents.

In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are true, correct and complete; (iii) the representations made to us by Commerce Union Bank and Reliant in their respective letters to us, each dated June 30, 2014 and delivered to us for

Commerce Union Bancshares, Inc.

purposes of this opinion are true, correct and complete (the “Representation Letters”) and will be true, correct, and complete in all material respects as of the Effective Time and (iv) any representations made in the Representation Letters or in the Agreement “to the best knowledge of”, or similarly qualified, are true, correct, and complete in all material respects, in each case without such qualification. We have also assumed, with the consent of Commerce Union Bank and Reliant, that the parties have complied with and, if applicable, will continue to comply with the relevant covenants contained in the Merger Agreement. If any of the above-described assumptions are untrue for any reason or if the Merger is consummated in a manner that is inconsistent with the manner in which it is described in the Merger Agreement or the Registration Statement, our opinions as expressed below may be adversely affected and may not be relied upon.

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect, which changes could affect our opinions. Our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

Based on and subject to the foregoing, and subject to the qualifications, assumptions, and limitations stated herein, we are of the opinion that:

1.	The Merger should qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

2.	The discussion set forth in the Registration Statement under the heading “Important Federal Income Tax Consequences” that describes applicable U.S. federal income tax law is, to the extent that it expresses legal conclusions, correct in all material respects as of the date hereof.

We express no opinion on any issue relating to U.S. federal income tax consequences other than those described herein, or on any issue of any state, local, foreign or other tax laws. Further, our opinions are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or a court will not take a contrary position. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented or assumed herein or any subsequent changes in applicable law, regulations or interpretations thereof.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. To that end, we hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm under the heading “Important Federal Income Tax Consequences.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:	/s/ Butler Snow LLP
Butler Snow LLP